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                                                                     Exhibit 4.2

                         SOUTH PACIFIC INTEROIL LIMITED

                                 BY-LAW NUMBER 1

     A by-law relating generally to the regulation of the affairs of SOUTH PACIFIC INTEROIL LIMITED

          BE IT ENACTED AND IT IS HEREBY ENACTED as by-law Number 1 of SOUTH PACIFIC INTEROIL LIMITED (hereinafter called the "Corporation") as follows:

                                   DEFINITIONS

1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

     (a) "Act" means the Business Corporations Act, Statutes of New Brunswick, 1981, c. B-9.1, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

     (b) "articles" means the articles, as from time to time amended, of the Corporation;

     (c) "by-law" means any by-law of the Corporation from time to time in force and effect;

     (d) "director" means an individual occupying the position of director of the Corporation and "directors", "board of directors" and "board" includes a single director,

     (e) "unanimous shareholder agreement" means an agreement as described in subsection 99(2) of the Act or a declaration of a shareholder described in subsection 99(3) of the Act;

     (f) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; words importing persons
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                                      -2-


          shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

     (g) the headings used in any by-law are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

     (h) any term contained in any by-law which is defined in the Act shall have the meaning given to such term in the Act.

                                REGISTERED OFFICE

2. The Corporation may from time to time by resolution of the board of directors change the location of the address of the registered office of the Corporation to another place within New Brunswick,

                                 CORPORATE SEAL

3. The Corporation may have one or more corporate seals which shall be such as the board of directors may adopt by resolution from time to time.

                                    DIRECTORS

4. Number and Powers. There shall be a board of directors consisting of such fixed number, or minimum and maximum number, of directors as may be set out in the articles or as may be determined as prescribed by the articles, or failing that, as specified by by-law. Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, any unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

5. Vacancies. If the number of directors is increased, the resulting vacancies shell be filled at a meeting of shareholders duly called for that purpose. Notwithstanding the provisions of paragraph 7 of this by-law and subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term. In the absence of a quorum the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy pursuant to subsection 69(2) of the Act. Where a vacancy
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or vacancies exist in the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

6. Duties. Every director and officer of the Corporation, in exercising his powers and discharging his duties shall

     (a)  act honestly and in good faith; and

     (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances,

in the best interests of the Corporation.

7. Qualification. Every director shall be an individual nineteen (19) or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt or who has been convicted of an offence under the Criminal Code, chapter C-34 of the Revised Statutes of Canada, 1970, as amended from time to time, or the criminal law of any jurisdiction outside of Canada, in connection with the promotion, formation or management of a corporation or involving fraud (unless three (3) years have elapsed since the expiration of the period fixed for suspension of the passing of sentence without sentencing or since a fine was imposed, or unless the term of imprisonment and probation imposed, if any, was concluded, whichever is the latest, but the disability imposed hereby ceases upon a pardon being granted) shall be a director.

8. Term of Office. A director's term of office shall be from the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed, or until, if earlier, he dies or resigns, or is removed or disqualified pursuant to the provisions of the Act.

9. Vacation of Office, The office of a director shall ipso facto be vacated if

     (a)  he dies;

     (b) by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

     (c)  he is removed from office in accordance with section 67 of the Act; or

     (d)  be ceases to be qualified to be a director.
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10. Election and Removal. (1) Directors shall be elected by the shareholders by ordinary resolution in general meeting on a show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot. All the directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are to be elected. A director if qualified, is eligible for re-election.

     (2) Subject to sections 65 and 67 of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director before the expiration of his term of office and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

     (3) Each shareholder entitled to vote at an election of directors has the right to case a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors to be elected, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner.

     (4) A separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution is passed unanimously permitting two (2) or more persons to be elected by a single resolution.

     (5) If a shareholder has voted for more than one candidate without specifying the distribution of his votes among the candidates, he shall be deemed to have distributed his votes equally among the candidates for whom he voted.

     (6) If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled.

     (7) A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

11. Validity of Acts. An act by a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

                              MEETINGS OF DIRECTORS

12. Place of Meeting. Subject to the articles, meetings of directors may be held at any place within or outside New Brunswick as the directors may from time to time determine or as the person convening the meeting may give notice. A meeting of the
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directors may be convened by the chairman of the board (if any), the president or any director at any time. The secretary shall upon direction of any of the foregoing officers or director convene a meeting of the directors.

13. Notice. (1) Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled, telexed or transmitted by facsimile to each director at his latest address as shown on the records of the Corporation not less than four (4) days (exclusive of the day on which the notice is delivered, mailed, telegraphed, cabled, telexed or transmitted by facsimile but inclusive of the day for which notice is given) before the date of the meeting, or shall be given to each director by telephone not less than 48 hours before the time of the meeting, provided that meetings of the directors may be held at any time without notice if all the directors have waived notice.

     (2) For the first meeting of the board of directors to be held immediately following the election of directors at an annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

     (3) A notice of a meeting of directors shall specify any matter referred to in subsection 73(2) of the Act that is to be dealt with at the meeting but, unless a by-law otherwise provides, need not otherwise specify the purpose of or the business to be transacted at the meeting.

14. Waiver of Notice. Notice of any meeting of the directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telegram, cable, telex or facsimile transmission addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

15. Telephone Participation. A director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed to be present at that meeting.

16. Adjournment. Any meeting of the directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting
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need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

17. Quorum and Voting. Subject to the articles, a majority of directors shall constitute a quorum for the transaction of business at any meeting of directors. No business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present. Questions arising at any meeting of the directors shall be decided by a majority of votes cast. In case of an equality of votes, the chairman of the meeting shall not have a second or casting vote. Where the Corporation has only one director, that director may constitute a meeting.

18. Resolution in lieu of meeting. A resolution in writing, signed by all the directors or signed counterparts of such resolution by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors duly called, constituted and held. A copy of every such resolution or counterpart thereof shall be kept with the minutes of the proceedings of the directors or such committee of directors.

                            REMUNERATION OF DIRECTORS

19. Subject to the articles or any unanimous shareholder agreement, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer of the Corporation who is also a member of the board of directors. The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

                     SUBMISSION OF CONTRACTS OR TRANSACTIONS
                          TO SHAREHOLDERS FOR APPROVAL

20. The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution
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passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

                   FOR THE PROTECTION OF DIRECTOR AND OFFICERS

21. No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board of directors for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects of the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen to the Corporation in the execution of the duties of his respective office of trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

                       INDEMNITIES TO DIRECTORS AND OTHERS

22. Subject to section 81 of the Act, except in respect of an action by or on behalf of the Corporation or Another Body Corporate (as hereinafter defined) to procure a judgement in its favour, the Corporation shall indemnify each director and officer of the Corporation and each former director and officer of the Corporation and each person who
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acts or acted at the Corporation's request as a director or officer of Another
Body Corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or Another Body Corporate, as the case may be, if

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

"Another Body Corporate" as used herein means a body corporate of which the Corporation is or was a shareholder or creditor.

                                    OFFICERS

23. Appointment of Officers. Subject to the articles or any unanimous shareholder agreement, the directors may appoint a chairman of the board, a president and a secretary and, if deemed advisable, may also appoint one or more vice-presidents, a treasurer and one or more assistant secretaries and/or one or more assistant treasurers. None of such officers, except the chairman of the board, need be a director of the Corporation. Any two or more of such offices may be held by the same person. In case and whenever the same person holds the offices of secretary and treasurer he may, but need not, be known as the secretary-treasurer. The directors may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors.

24. Remuneration and Removal of Officers. Subject to the articles or any unanimous shareholder agreement, the remuneration of all officers, employees and agents appointed by the directors may be determined from time to time by resolution of the directors. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The directors may by resolution remove any officer, employee or agent at any time, with or without cause.

25. Duties of Officers may be Delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors
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may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

26. Chairman of the Board. The chairman of the board (if any) shall, if present, preside at all meetings of the directors. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors.

27. President. The president shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. The president, in the absence of the chairman of the board, or if a chairman of the board be not appointed, shall preside at all meetings of the directors, and he shall act as chairman at all meetings of the shareholders of the Corporation; he shall sign such contracts, documents or instruments in writing as require his signature and he shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

28. Vice-President. The vice-president (if any) or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the directors.

29. Secretary. The secretary shall give or cause to be given notices for all meetings of the directors or committees thereof (if any) and of shareholders when directed to do so, and shall have charge, subject to the provisions of paragraphs 30 and 50 hereof, of the records referred to in section 18 of the Act and of the corporate seal or seals (if any). He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

30. Treasurer. Subject to the provisions of any resolution of the directors, the treasurer (if any) shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the directors
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in their uncontrolled discretion may require, but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

31. Assistant Secretary and Assistant Treasurer. The assistant secretary or, if more than one, the assistant secretaries in order of seniority, and the assistant treasurer or, if more than one, the assistant treasurers in order of seniority (if any), shall respectively perform all the duties of the secretary and treasurer, respectively, in the absence or inability to act of the secretary or treasurer as the case may be. The assistant secretary or assistant secretaries, if more than one, and the assistant treasurer or assistant treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the directors.

32. Managing Director. The directors may from time to time appoint from their number a managing director and may delegate to him any of the powers of the directors except as provided in subsection 73(2) of the Act. The managing director shall conform to all lawful orders given to him by the directors and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the managing director shall be subject to discharge by the directors.

33. Vacancies. If the office of chairman of the board, president, vice-president, secretary, assistant secretary, treasurer, assistant treasurer, or any other office created by the directors pursuant to paragraph 23 hereof, shall be or become vacant by reason of death, resignation, removal or in any other manner whatsoever, the directors may, subject to paragraph 23 hereof, appoint another person to fill such vacancy.

                             COMMITTEES OF DIRECTORS

34. The directors may from time to time appoint from their number one or more committees of directors consisting of one or more individuals and delegate to such committee or committees any of the powers of the directors except as provided in subsection 73(2) of the Act. Unless otherwise ordered by the directors, a committee of directors shall have power to fix its quorum, elect its chairman and regulate its proceedings. All such committees shall report to the directors as required by them. The powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside New Brunswick.

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                                      -11-


35. Audit Committee. The directors shall appoint from among their number an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and shall report thereon to the directors of the Corporation before such financial statements are approved by the directors. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

                              SHAREHOLDERS' MEETING

36. Annual Meeting. Subject to compliance with section 85 of the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the directors may by resolution determine.

37. Special Meetings. (1) Special meetings of the shareholders may be convened by order of the chairman of the board, the president or by the directors, to be held at such time and place as may be specified in such order.

     (2) Shareholders holding between them not less than ten percent (10%) of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders. Such requisition shall state the business to be transacted at the meeting and shall be sent to each director and the registered office of the Corporation.

     (3) Except as otherwise provided in subsection 96(3) of the Act, it shall be the duty of the directors on receipt of such requisition, to cause such meeting to be called by the secretary of the Corporation.

     (4) If the directors do not, within twenty-one (21) days after receiving such requisition call such meeting, any shareholder who signed the requisition may call the meeting.

38. Place of Meetings. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place within New Brunswick as the directors by resolution may determine. Notwithstanding the foregoing, a meeting of shareholders of the Corporation may be held outside New Brunswick if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside New Brunswick is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business
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                                      -12-


on the grounds that the meeting is not lawfully held. Notwithstanding either of the foregoing sentences, meetings of shareholders may be held outside New Brunswick at one or more places specified in the articles.

39. Notice. (1) Subject to the articles or a unanimous shareholder agreement, a printed, written or typewritten notice stating the day, hour, place of meeting, the general nature of the business to be transacted and, if special business is to be transacted thereat, stating

     (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

     (b)  the text of any special resolution to be submitted to the meeting,

shall be sent to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation or its transfer agent as a shareholder and to each director of the Corporation and the auditor of the Corporation, if any, personally, by sending such notice by prepaid mail or in such other manner as provided by by-law for the giving of notice, not less than twenty-one (21) days nor more than fifty (50) days before the meeting. If such notice is sent by mail it shall be addressed to the latest address of each such person as shown in the records of the Corporation or its transfer agent, or if no address is shown therein, then to the last address of each such person known to the secretary.

     (2) The auditor of the Corporation, if any, is entitled to attend any meeting of shareholders of the Corporation and to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

40. Waiver of Notice. A meeting of shareholders may be held for any purpose at any time and, subject to section 84 of the Act, at any place without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any directors or the auditor of the Corporation in writing, by telegram, cable, telex or facsimile addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.
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                                      -13-


41. Omission of Notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

42. Record Date. (1) The directors may by resolution fix in advance a date as the record date for the determination of shareholders

     (a)  entitled to receive payment of a dividend;

     (b)  entitled to participate in a liquidation distribution; or

     (c) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders,

but such record date shall not precede by more than fifty (50) days the particular action to be taken.

     (2) The directors may by resolution also fix in advance the date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.

     (3) If no record date is fixed,

     (a) the record date for the determination of share- holders entitled to receive notice of a meeting of shareholders shall be

          (i) at the close of business on the day immediately preceding the day on which the notice is given; or

          (ii) if no notice is given, the day on which the meeting is held; and

     (b) the record date for the determination of shareholders for any purpose, other than that specified in subparagraph (a) above or to vote, shall be at the close of business on the day on which the directors pass the resolution relating thereto.

43. Voting. (1) Votes at meetings of the shareholders may be given either personally or by proxy. At every meeting at which he is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a poll at which he is entitled to vote, every shareholder present in person or by proxy shall
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                                      -14-


(subject to the provisions, if any, of the articles) have one (1) vote for every share registered in his name.

     (2) Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or where required by the chairman of the meeting. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. In case of an equality of votes the chairman of the meeting shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxyholder.

     (3) At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

     (4) In the absence of the chairman of the board, the president and every vice-president, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders or proxyholders present shall choose one of their number to be chairman.

     (5) If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors it shall be taken in such manner and either at once or later at the meeting or at an adjourned meeting as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

     (6) Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

     (7) Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, to the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, and subject to the articles, such holder or his proxy is the person entitled to vote in respect of the shares.

     (8) Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

44. Proxies. (1) A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, none of whom are required to be a shareholder of the Corporation, which proxyholders shall have all the rights of the shareholder to attend and act at the meeting in the place and stead of the shareholder except to the extent limited by the proxy.

     (2) An instrument appointing a proxy shall be in writing and shall be executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof, duly authorized. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

     (3) Unless the Act requires another form, an instrument appointing a proxyholder may be in the following form:

     "The undersigned shareholder of ___________________ hereby appoints ___________________ of ___________________ or failing him,
     ___________________ of ___________________ as the proxy of the undersigned to attend and act for and on behalf of the undersigned at the ___________________ meeting of the shareholders of the said corporation to be held on the ___________________ day of ___________________, 19__, and at
     any adjournment thereof to the same extent and with the same power and authority as if the undersigned were personally present at the said meeting or such adjournment thereof.

          Dated the ____ day of ____________, 19__.


                                                        ------------------------
                                                        Signature of Shareholder

     NOTE:

     This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized."

45. Adjournment. (1) The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than sixty (60) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earlier meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of sixty
(60) days or more, notice of the adjourned meeting shall be given as for an original meeting.

     (2) Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the opening thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the opening of the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

46. Quorum. (1) Except as hereinafter provided, a quorum for any meeting of shareholders shall be two (2) or more persons present in person and each being entitled to vote thereat.

     (2) If a quorum is present at the opening of a meeting of shareholders, the shareholders present in person or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.

     (3) If a quorum is not present at the opening of a meeting of shareholders, the shareholders present in person or represented by proxy may adjourn the meeting to a fixed time and place but not transact any other business.

     (4) Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

47. Resolution in Lieu of meeting. A resolution in writing signed by all the shareholders or signed counterparts of such resolution by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders duly called, constituted and held. A copy of every such resolution or counterpart thereof shall be kept with the minutes of the meetings of shareholders.

48. Telephone Participation. A shareholder may participate in a meeting of shareholders or of a committee of shareholders by means of such telephone or other communication, facilities that permit all persons participating in the meeting to hear each other, and a shareholder participating in such a meeting by such means shall be deemed to be present at that meeting.

                              SHARES AND TRANSFERS

49. Issuance. Subject to the articles, any unanimous shareholder agreement and to section 27 of the Act, shares in the Corporation may be issued at such times and to such persons or classes of persons and, subject to sections 23 and 24 of the Act, for such consideration as the directors may determine.

50. Certificates. Subject to the provisions of the Act and to the requirements of any stock exchange on which shares of the Corporation may be listed, share certificates shall be in such form or forms as the directors shall from time to time approve. Unless otherwise determined by the directors, share certificates shall be signed by the chairman of the board, the president, or a vice-president or a director and by the secretary or an assistant secretary and need not be under the corporate seal and certificates for shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned on behalf of such transfer agent and/or registrar. Such certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, and any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced thereon, If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate notwithstanding that the person has ceased to be a director or as officer of the Corporation, and the share certificate is as valid as if he were a director or an officer at the date of its issue.

51. Registrar and Transfer Agent. The directors may from time to time by resolution appoint or remove one or more registrars and/or branch registrars (which may but need not be the same person) to keep the share register and/or one or more transfer agents and/or branch transfer agents (which may but need not be the same person) to keep the register of transfers, and (subject to section 48 of the Act) may provide for the registration of issues and the registration of transfers of the shares of the Corporation in one or more places and such registrars and/or branch registrars and/or transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration of the issuance and the registration of transfers of the shares of the Corporation for which they are so appointed. All certificates issued after any such appointment representing shares issued by the Corporation shall be countersigned by or on behalf of one of the said registrars and/or branch registrars and/or transfer agents and/or branch transfer agents, as the case may be.

52. Surrender of Share Certificates. No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless at until a duly executed share transfer power in respect thereof has been presented for registration.

53. Defaced. Destroyed. Stolen or Lost Certificates, If the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss of a share certificate is reported by the owner thereof to the Corporation or to a registrar, branch registrar, transfer Agent or branch transfer agent of the Corporation (hereinafter, in this paragraph, called the "Corporation's transfer agent") and such owner gives to the Corporation or the Corporation's transfer agent a written statement verified by oath or statutory declaration as to the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss and the circumstances concerning the same, a request for the issuance of a new certificate to replace the one so defaced, destroyed, wrongfully taken or lost and a bond of a surety company (or other security approved by the directors) in such form as is approved by the directors or by the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation, indemnifying the Corporation (and the Corporation's transfer agent, if any), against all loss, damage or expense, which the Corporation and/or the Corporation's transfer agent may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed or apparently destroyed, stolen or otherwise wrongfully taken or lost, if such issuance is ordered and authorized by any one of the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation or by resolution of the directors.

                                    DIVIDENDS

54. Declaration and Payment of Dividends. (1) Subject to the following subparagraph (2), the directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the articles,

     (2) The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that;

     (a) the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

     (b) the realizable value of the Corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

     (3) Subject to section 41 of the Act, the Corporation may pay a dividend in money or property or by issuing fully paid shares of the Corporation.

55. Receipt of Dividends by Joint Holders. In case two or more persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

56. Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                   VOTING SECURITIES IN OTHER BODIES CORPORATE

57. All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

                                     NOTICE

58. Service. (1) Any notice or other document required to be given or sent by the Corporation to any shareholder, director or auditor of the Corporation shall be delivered personally or sent by prepaid mail or by telegram, telex, cablegram or facsimile addressed to:

     (a) the shareholder at his latest address as shown on the records of the Corporation or its transfer agent; and

     (b) the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 64 or 71 of the Act.

With respect to every notice or other document sent by prepaid mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office letter box.

     (2) If the Corporation sends a notice or document to a shareholder in accordance with the provisions of the foregoing subparagraph (2) and the notice or document is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

59. Shares registered in more than one name. All notices or other documents required to be sent to a shareholder by the Act, the regulations under the Act, the articles or the by-laws of the Corporation shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

60. Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom he derives his title to such shares.

61. Deceased Shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons (if any) interested with him in such shares.

62. Signatures to Notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

63. Computation of Time. Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

64. Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                          CHEQUES, DRAFTS, NOTES, ETC.

65. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

                             CUSTODY OF SECURITIES

66. (1) All securities (including warrants) owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in & safety deposit box with such other depositaries or in such other manner as may be determined from time to time by the President of the Corporation.

     (2) All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

                          EXECUTION OF CONTRACTS, ETC.

67. (1) Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any one of the directors and officers. All contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. Where the

Corporation has only one director and officer, being the same person, that person may sign all such contracts, documents or other written instruments.

     (2) The corporate seal (if any) may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid by an officer or officers, person or persons appointed as aforesaid by resolution of the directors.

     (3) The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

     (4) In particular, without limiting the generality of the foregoing, any one of the directors or officers of the Corporation are hereby authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities. Where the Corporation has only one director and officer, being the same person, that person may perform the functions and exercise the powers herein contemplated.

                                     AUDITOR

68. At each annual meeting of the shareholders of the Corporation an auditor may be appointed for the purpose of auditing and verifying the accounts of the Corporation for the then current year and his report shall be submitted at the next annual meeting of the shareholders. The auditor shall not be a director or an officer of the Corporation. Unless fixed by the meeting of shareholders at which he is appointed, the remuneration of the auditor shall be determined from time to time by the directors.

                                   FISCAL YEAR

69. The fiscal period of the Corporation shall terminate on such day in each year as the directors may from time to time by resolution determine.

                                    BORROWING

70. General Borrowing. The directors may from time to time:

     (a)  borrow money upon the credit of the Corporation;

     (b)  issue, reissue, sell or pledge debt obligations of the Corporation;

     (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors may from time to time authorize any director or directors, or officer or officers, of the Corporation, to make arrangements with reference to the money borrowed or to be borrowed as aforesaid, and as to the terms and conditions of the loan thereof, and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional securities for any moneys borrowed or remaining due by the Corporation as the directors of the Corporation may authorize, and generally to manage, transact and settle the borrowing of money by the Corporation.

                              ********************

     ENACTED by the sole director of the Corporation on the ____ day of May, 1997.

     WITNESS the corporate seal of the Corporation


                                        /s/ Paul A. Martin
                                        ----------------------------------------
                                        President

     Approved, ratified and confirmed by the sole shareholder of the Corporation on the _____ day of May, 1997.

     WITNESS the corporate seal of the Corporation.


                                        /s/ Paul A. Martin
                                        ----------------------------------------
                                        President

                                   SCHEDULE A

                              INTEROIL CORPORATION

                             SHAREHOLDERS RESOLUTION

BE IT RESOLVED THAT

1. The following amendments to By-Law Number 1 of the Corporation are hereby amended as follows:

     The following paragraph is hereby added to By-Law Number 1 of the Corporation immediately following paragraph 49:

     49A. Restriction on Issuance. Notwithstanding paragraph 49 of this by-law, if the Corporation proposes to issue common shares, and at the time of such issuance those shares together with any common shares issued by the Corporation in the previous twelve months (other than issuances previously approved by shareholders pursuant to this paragraph 49A) exceeds 15% of the number of common shares outstanding at the commencement of that period and any issuances approved by the shareholders pursuant to this paragraph 49A during that period, and such common shares are not offered pro rata to all common shareholders of the Corporation, the Corporation shall not issue such shares, unless the issuance thereof has been approved by ordinary resolution of the shareholders of the Corporation; provided, however, that the obligation to obtain such shareholder approval shall (a) only apply if the Corporation's common shares are listed on the Port Moresby Stock Exchange at the time of the proposed share issuance and such exchange requires such approval to be obtained and (b) not apply to any issuance of common shares issued pursuant to options or rights granted by the Corporation prior to November 6, 1999.

     The following paragraph is hereby added to By-Law Number 1 of the Corporation immediately following paragraph 52:

     52A. Registration of Transfers. Upon presentation of a share certificate representing shares to be transferred and a duly executed share transfer power in respect thereof and such other documentation as the Corporation may reasonably require and upon compliance with all other legal requirements relating to such transfer, the Corporation shall register the transfer and no fee shall be charged for such registration.

2. The proper officers of the Corporation are hereby authorized to take such other steps as may be necessary or desirable to implement the foregoing.